UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

July 29, 2011

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19483	75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone

number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed by SWS Group, Inc. (the “Company”) on March 21, 2011 (the “March 21 8-K”), the Company entered into a Funding Agreement with Hilltop Holdings Inc. (“Hilltop”), Oak Hill Capital Partners III, L.P. (“OHCP”) and Oak Hill Capital Management Partners III, L.P. (“OHCMP” and, together with OHCP, “Oak Hill” and, collectively with Hilltop, the “Investors”). On July 29, 2011, the Company completed the transactions contemplated by the Funding Agreement.

As contemplated by such Funding Agreement, on July 29, 2011, the Company entered into a Credit Agreement with the Investors that provides for a five-year unsecured term loan of $100 million in the aggregate. The loan proceeds will be deposited in an account at the Company for further credit to Southwest Securities, FSB, the Company’s banking subsidiary, unless otherwise agreed by the Investors. The Company will pay interest on the term loan at 8% per year and will be permitted to prepay all or a portion of the loans under certain circumstances after three years.

In connection with the Funding Agreement and the loans made by the Investors under the Credit Agreement, on July 29, 2011, the Company issued a warrant to Hilltop to purchase up to 8,695,652 shares of common stock of the Company, a warrant to OHCP to purchase up to 8,419,148 shares of common stock of the Company, and a warrant to OHCMP to purchase up to 276,504 shares of common stock of the Company (each, a “Warrant”). For each of Hilltop and Oak Hill, the Warrants represent approximately a 17% equity interest in the Company (assuming each Investor exercises its Warrant in full). The Warrants are exercisable for five years, but will expire to the extent that the Company makes prepayments on the loans and the Investors do not promptly exercise a corresponding portion of the Warrants. To the extent that the exercise of a Warrant by a holder would cause the holder to be deemed to control the Company under applicable regulations, the Company will issue the holder newly issued non-voting Series A Preferred Stock (the “Series A Preferred Stock”). Subject to applicable regulations, in limited circumstances, shares of Series A Preferred Stock will be convertible into shares of common stock. Since the form of Warrant was initially filed in the March 21 8-K, the Company and the Investors mutually agreed to revise the Warrants to modify certain adjustment provisions. The revisions are reflected in the execution versions of the Warrants filed herewith.

On July 29, 2011, the Company also entered into an Investor Rights Agreement with the Investors to provide the Investors with certain rights with respect to the common stock that may be issued upon the exercise of the Warrants or upon the conversion of the Series A Preferred Stock if a holder exercises its Warrants for shares of Series A Preferred Stock instead of common stock, including certain preemptive rights and registration rights. Pursuant to the Investor Rights Agreement, each Investor will be granted the right to designate one representative to the Company’s Board of Directors for so long as that Investor continues to beneficially own 9.9% of the Company’s outstanding common stock. As further described herein, the Company’s Board of Directors has elected Mr. Gerald J. Ford and Mr. J. Taylor Crandall as a directors of the Company, effective July 29, 2011.

In addition, under the Investor Rights Agreement each Investor is granted the right to appoint an observer to attend all meetings of the Board of Directors for so long as that Investor continues to beneficially own 4.9% of the Company’s outstanding common stock. Hilltop has designated Mr. Jeremy Ford and Oak Hill has designated Mr. Scott Kauffman as the respective observers, effective July 29, 2011. Each observer has entered into a Confidentiality Agreement with the Company.

The description of the Funding Agreement is qualified by reference to the March 21 8-K. The descriptions of the Credit Agreement, Notes, Warrants, Series A Preferred Stock, and Investor Rights Agreement are qualified in their entirety to reference to the exhibits attached to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference. The Warrants issued and sold in the transaction described in Item 1.01 are being sold in a private placement under Rule 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 29, 2011, I.D. Flores III resigned as a member of the Company’s Board of Directors.

Also, effective July 29, 2011, Mr. Gerald J. Ford, 66, and Mr. J. Taylor Crandall, 57, have been appointed as directors of the Company by the Board of Directors, fulfilling the terms of the Investor Rights Agreement with the Investors.

Mr. Ford has served as Chairman of the Board of Hilltop since August 2007 and has served as a director of Hilltop since June 2005. He served as interim Chief Executive Officer of Hilltop from January 1, 2010 until March 11, 2010. Mr. Ford is a banking and financial institutions entrepreneur who has been involved in numerous mergers and acquisitions of private and public sector financial institutions, primarily in the southwestern United States, over the past 35 years. In that capacity, he acquired and consolidated 30 commercial banks from 1975 to 1993, forming First United Bank Group, Inc., a multi-bank holding company for which he functioned as Chairman of the Board and Chief Executive Officer until its sale in 1994. During this period, he also led investment consortiums that acquired numerous financial institutions, forming in succession, First Gibraltar Bank, FSB, First Madison Bank, FSB and First Nationwide Bank. Mr. Ford also served as Chairman of the Board of Directors and Chief Executive Officer of Golden State Bancorp Inc. and its subsidiary, California Federal Bank, FSB, from 1998 to 2002. Mr. Ford also serves as Chairman of the Board of Pacific Capital Bancorp, Chairman of the Board of First Acceptance Corporation and as a board member for McMoRan Exploration Co., Freeport McMoRan Copper and Gold Inc., and Scientific Games Corporation. Mr. Ford also currently serves on the Board of Trustees of Southern Methodist University and is the Managing Partner of Ford Financial Fund, L.P., a private equity fund. Mr. Ford previously served as a director of Triad Financial Corporation. The Company’s Board of Directors concluded that Mr. Ford should serve as a director of the Company for the following reasons: (i) his extensive banking industry experience and educational background, which provide him with significant knowledge in dealing with financial, accounting and regulatory matters; (ii) his experience as a financial institutions entrepreneur and private investor involved in numerous mergers and acquisitions of private and public sector financial institutions over the past 35 years; and (iii) his service on the board of directors and audit and corporate governance committees of a variety of public companies, which gives him a deep understanding of the role of the board of directors.

Mr. Crandall is a founding Managing Partner of Oak Hill and has been part of the firm since 1986. He has senior responsibility for originating, structuring and managing investments for the firm’s Media and Telecom and Technology industry groups. Mr. Crandall has also served as Chief Operating Officer of Keystone, Inc., the primary investment vehicle for Robert M. Bass. Prior to joining Oak Hill Capital, Mr. Crandall was a Vice President with the First National Bank of Boston. Mr. Crandall serves on the board of directors of RSC Holdings, Inc., Local TV LLC, SVTC Technologies, Security Networks, LLC and ViaWest, Inc. Mr. Crandall is the secretary-treasurer of the Anne T. and Robert M. Bass Foundation, the trustee of the Lucile Packard Foundation for Children’s Health and currently serves on the boards of trustees of the Cystic Fibrosis Foundation, The Park City Foundation and the U.S. Ski and Snowboard Team Foundation. Mr. Crandall earned a B.A. degree, magna cum laude, from Bowdoin College, where he has served on the Board of Overseers. Mr. Crandall also received an honorary doctorate in humane letters from Bowdoin College in 2010. The Company’s Board of Directors concluded that Mr. Crandall should serve as a director of the Company for the following reasons: (i) his experience in finance and accounting controls; (ii) his experience in management and board governance, including his experience originating, structuring, managing and overseeing investments as Managing Partner of Oak Hill; (iii) his experience as Chief Operating Officer of Keystone, Inc. and Vice President of First National Bank of Boston, as well as his experience serving on the board of directors of several public and private companies.

In addition to the board seats held by Mr. Ford and Mr. Crandall, Hilltop and Oak Hill will each appoint a non-voting observer to the Company’s Board of Directors. Hilltop has designated Mr. Jeremy Ford and Oak Hill has designated Mr. Scott Kauffman as its observer, effective July 29, 2011.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 1.01 hereof is incorporated herein by reference.

At a special meeting held on March 17, 2011, the Company’s Board of Directors voted to authorize the creation and designation of the Series A Preferred Stock. The Certificate of Designation was filed and effective on July 29, 2011. The primary reason for establishing the Series A Preferred Stock is to allow the Company to fully satisfy an Investor’s or permitted transferee’s exercise of its Warrant if the application of regulatory ownership limits prevents the issuance of the full number of shares of common stock issuable upon the exercise of the Warrant.

The Certificate of Designations creating the Series A Preferred Stock sets forth the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock. A copy of the Certificate of Designations as filed with the State of Delaware is filed as an exhibit hereto.

Item 7.01	Regulation FD Disclosure.

On August 1, 2011, the Company released a press release announcing the transactions described in Item 1.01 hereof. A copy of the August 1 press release is attached as Exhibit 99.1.

This information in this Item 7.01 and in Exhibit 99.1 hereto is being furnished, and shall not be deemed to be “filed,” with the SEC. The information in Exhibit 99.1 shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Certificate of Designations of Non-Voting Perpetual Participating Preferred Stock, Series A of SWS Group, Inc.

Exhibit 4.1	Warrant to purchase up to 8,695,652 shares of Common Stock, issued on July 29, 2011 to Hilltop Holdings Inc.

Exhibit 4.2	Warrant to purchase up to 8,419,148 shares of Common Stock, issued on July 29, 2011 to Oak Hill Capital Partners III, L.P.

Exhibit 4.3	Warrant to purchase up to 276,504 shares of Common Stock, issued on July 29, 2011 to Oak Hill Capital Management Partners III, L.P.

Exhibit 4.4	Investor Rights Agreement dated as of July 29, 2011 among SWS Group, Inc., Hilltop Holdings Inc., Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P.

Exhibit 10.1	Credit Agreement dated as of July 29, 2011 among SWS Group, Inc., Hilltop Holdings Inc., Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P.

Exhibit 99.1	Press Release of SWS Group, Inc. dated August 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: August 1, 2011	By:	/s/ Stacy M. Hodges
Stacy M. Hodges
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Certificate of Designations of Non-Voting Perpetual Participating Preferred Stock, Series A of SWS Group, Inc.

Exhibit 4.1	Warrant to purchase up to 8,695,652 shares of Common Stock, issued on July 29, 2011 to Hilltop Holdings Inc.

Exhibit 4.2	Warrant to purchase up to 8,419,148 shares of Common Stock, issued on July 29, 2011 to Oak Hill Capital Partners III, L.P.

Exhibit 4.3	Warrant to purchase up to 276,504 shares of Common Stock, issued on July 29, 2011 to Oak Hill Capital Management Partners III, L.P.

Exhibit 4.4	Investor Rights Agreement dated as of July 29, 2011 among SWS Group, Inc., Hilltop Holdings Inc., Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P.

Exhibit 10.1	Credit Agreement dated as of July 29, 2011 among SWS Group, Inc., Hilltop Holdings Inc., Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P.

Exhibit 99.1	Press Release of SWS Group, Inc. dated August 1, 2011.